Exhibit 3.1

SECRETARY OF THE STATE OF CONNECTICUT

MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, P.O. BOX 150470, HARTFORD, CT 06115-0470

DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, 30 TRINITY STREET, HARTFORD, CT 06106

PHONE: 860-509-6003 WEBSITE: www.concord-sots.ct.gov
CERTIFICATE OF AMENDMENT
STOCK CORPORATION
USE INK. COMPLETE ALL SECTIONS. PRINT OR TYPE. ATTACH 81/2 X 11 SHEETS IF NECESSARY.

FILING PARTY (CONFIRMATION WILL BE SENT TO THIS ADDRESS):			FILING FEE: $100

NAME:	Dianna M. Demers		MAKE CHECKS PAYABLE TO “SECRETARY OF THE STATE”

ADDRESS:	Hinckley, Allen & Snyder LLP
20 Church Street

CITY:	Hartford

STATE:	Connecticut	ZIP: 06103-1221
1.	NAME OF CORPORATION:

Patriot National Bancorp, Inc.

2.	THE CERTIFICATE OF INCORPORATION IS (CHECK A, B OR C):

☑ A. AMENDED

☐ B. RESTATED

☐ C. AMENDED AND RESTATED

THE RESTATED CERTIFICATE CONSOLIDATES ALL AMENDMENTS INTO A SINGLE DOCUMENT.

3.	TEXT OF EACH AMENDMENT / RESTATEMENT:
Section (a) of Article II of Patriot National Bancorp, Inc.’s Certificate of Incorporation is hereby deleted in its entirety and substituted as follows:
“(a) The total number of shares of capital stock which the Corporation shall have the authority to issue is 101,000,000 shares, consisting of 100,000,000 shares of common stock $0.01 per share, and 1,000,000 shares of serial preferred stock, without par value.”

FORM CAS-1-1.0
Rev. 7/2010

4.	VOTE INFORMATION (CHECK A, B OR C):
☑ A.	THE AMENDMENT WAS APPROVED BY SHAREHOLDERS IN THE MANNER REQUIRED BY SECTIONS 33-600 TO 33-998 OF THE CONNECTICUT GENERAL STATUTES, AND BY THE CERTIFICATE OF INCORPORATION.

☐ B.	THE AMENDMENT WAS APPROVED BY THE INCORPORATORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.

☐ C.	THE AMENDMENT WAS APPROVED BY THE BOARD OF DIRECTORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.
5.	EXECUTION:
DATED THIS                      DAY OF                     , 2010

NAME OF SIGNATORY
(print or type)	CAPACITY/TITLE OF SIGNATORY	SIGNATURE

FORM CAS-1-1.0
PAGE 2 OF 2	Rev. 7/2010

INSTRUCTIONS FOR COMPLETION OF THE CERTIFICATE OF AMENDMENT STOCK CORPORATION
INSTRUCTIONS
PLEASE NOTE THAT THIS FORM MAY BE USED FOR ALL AMENDMENTS,
INCLUDING A CHANGE IN THE CORPORATION’S NAME.
1.	NAME OF CORPORATION: Please provide the complete name of the corporation, as it currently appears on the records of the Secretary of the State. Note: If the corporation is adopting a new name, it must be set forth in item number 3 on the form.

2.	THE CERTIFICATE OF INCORPORATION IS (check A, B or C): Please place a check next to the appropriate function. Note: If the Certificate of Incorporation is either Restated or Amended and Restated, each element of the corporation’s certificate of incorporation must be set forth in item number 3 or on a referenced attachment

A. Amended Only:	Check this block only if the company’s Certificate of Incorporation is being amended. Example: the company’s name is being changed.

B. Restated Only:	Check this block only if the provisions of the original Certificate of Incorporation, as supplemented and amended, are merely being restated so that the effective provisions of the Certificate of Incorporation are integrated into one document. There cannot be any discrepancy between the above mentioned provisions and the provisions being restated.

C. Amended and Restated:	Check this block only if the Certificate of Incorporation is being amended and every article of the original Certificate of Incorporation, as supplemented and amended, are integrated into one document.
3.	TEXT OF EACH AMENDMENT / RESTATEMENT: Please provide the full text of each amendment. In the case of an Amended and Restated certificate, provide the text of each amendment followed by a complete restatement of the corporation’s certificate of incorporation. In the case of a Restatement, provide a complete expression of the corporation’s certificate of incorporation.

4.	APPROVAL INFORMATION (select A, B or C): Please choose and complete A if shareholder approval was required and taken. Select B if the amendment, amendment and restatement or restatement was approved by incorporators without the need for shareholder approval. Select C if the amendment, amendment and restatement or restatement was approved by the board of directors without the need for shareholder approval.

5.	EXECUTION: The document must be executed by an authorized official of the corporation. That person must print or type their name, state the capacity under which they sign and provide a signature. The execution constitutes a legal statement under the penalties of false statement that the information provided in the document is true.

FORM CAS-1-1.0
INSTRUCTIONS	DO NOT SCAN THIS PAGE	Rev. 7/2010